EXHIBIT 99.1

Williams Controls, Inc.
NEWS RELEASE                             CONTACT:   Dennis E. Bunday,
                                                    Executive Vice President and
                                                    Chief Financial Officer
FOR IMMEDIATE RELEASE                    TELEPHONE: (503) 684-8600


WILLIAMS CONTROLS ANNOUNCES BUY BACK OF STOCK FROM AMERICAN INDUSTRIAL PARTNERS AND BOARD CHANGES

         PORTLAND,  OR....October  19, 2005....  Williams  Controls,  Inc. (OTC:
WMCO) today announced that it has purchased 2,500,000 shares of stock from American Industrial Partners (AIP) at a purchase price of $1.28 per share, for a total purchase price of $3,200,000. Williams also announced that Dolphin
Offshore Partners L.P. (Dolphin) purchased 2,132,523 shares from AIP and investors led by Taglich Brothers purchased a total of 2,132,522 shares. With the completion of these sales, AIP no longer has any financial position in Williams. The stock sold by AIP was included in the Company's S-1 registration statement, as amended on June 14, 2005.
         With today's purchase, Dolphin increased its ownership to approximately 10,876,000 shares, or 24% of the Company's stock. Peter E. Salas, a director of Williams Controls, manages Dolphin and Carlos P. Salas, also a director of Williams, is a Partner with its affiliate, Dolphin Direct Equity Partners, LP.
         Williams today also announced the resignation of Kirk R. Ferguson and William I. Morris from the Company's Board of Directors. Mr. Ferguson is a former partner and managing director of AIP and Mr. Morris is a vice president of that firm. With these resignations, the Williams board will be reduced to seven members.






























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         This sale by AIP also  settles  the Put and Call Option  Agreement  and terminates the $80,000 per year management fee to AIP. No fees will be paid to AIP after September 30, 2005.
         The Company also announced that with these changes, it intends to pursue listing on a national stock exchange. The Company gave no time frame for the filing of its listing application.
         Patrick Cavanagh, President and Chief Executive Officer stated "This transaction has several positive aspects for the shareholders of Williams Controls. It reduces the total outstanding shares, settles the Put and Call Option Agreement, eliminates the management fee to AIP, and the stock purchase is at what we believe to be a favorable price." He continued, "This transaction is consistent with our commitment to improve shareholder value." Commenting on the resignation of Mr. Ferguson and Mr. Morris, Mr. Cavanagh stated "I would like to thank Kirk and Will for their service, particularly during the recapitalization of the Company."

ABOUT WILLIAMS CONTROLS

         Williams Controls is a leading designer and manufacturer of Electronic Throttle Control Systems for the heavy truck and off-road markets. For more information, you can find Williams Controls on the Internet at www.wmco.com.
         The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as


































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amended. These forward looking statements are based on management's  assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections,
and   variations   may  be  material  and  adverse.   You  should  not  rely  on
forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company; economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.